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                                                                   EXHIBIT 11(a)




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A, No. 33-2081) of John Hancock Variable Series Trust I.

We also consent to the incorporation by reference therein of our report dated February 7, 1996 on the financial statements included in the Annual Report of the John Hancock Variable Series Trust I for the year ended December 31, 1996.




                                                /s/ ERNST & YOUNG, LLP


                                                    ERNST & YOUNG, LLP


Boston, Massachusetts
April 30, 1997